EXHIBIT (9)(A)(II):  CONSENT OF COUNSEL



November 1, 1996

Securities and Exchange Commission
450 Fifth Street
Washington, D.C.   20549

        Re: Companion Life Insurance Company
            Companion Life Separate Account C
            Form N-4, File No. 33-98062

Commissioners:

        I hereby consent to the reference of my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form N-4 filed by Companion Life Insurance Company on behalf of Companion Life Separate Account C (File No. 33-98062) with the Securities and Exchange Commission.

            Sincerely,

            /s/ Daniel R. Varona

            Daniel R. Varona
            General Counsel, Secretary & Chief Administrative Officer Companion Life Insurance Company

            401 Theodore Fremd Avenue
            Rye, New York  10580-1493